UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 23, 2008
NxSTAGE MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-51567 (Commission File Number)	04-3454702 (I.R.S. Employer Identification No.)

439 S. Union St, 5th Floor, Lawrence, MA	01843
(Address of principal executive offices)	(Zip Code)
(978) 687-4700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 23, 2008, the Board of Directors of NxStage Medical, Inc. (“NxStage” or the “Company”) appointed Jonathan Silverstein to its Board of Directors. The appointment of Mr. Silverstein to the Board fills the current vacancy on NxStage’s Board and brings the total number of directors on the Board to eight. Mr. Silverstein will serve as a director until NxStage’s 2009 annual meeting of stockholders. Mr. Silverstein was not appointed to any committees of NxStage’s Board of Directors.
NxStage appointed Mr. Silverstein, a representative from OrbiMed Advisors, LLC, (“OrbiMed”), to its Board in connection with a private placement of shares of NxStage’s common stock and warrants to purchase shares of its common stock announced on May 23, 2008 (the “Private Placement”). The Private Placement is anticipated to take place in two closings, in which a total of 9,555,556 shares of NxStage’s common stock, and warrants to purchase 1,911,111 shares of its common stock will be issued, with anticipated aggregate gross proceeds to NxStage of $43 million. Under applicable rules of the NASDAQ Global Market, the second closing of the Private Placement is subject to stockholder approval.
Funds affiliated with OrbiMed invested $25 million in the first closing of the Private Placement on May 28, 2008. The Securities Purchase Agreement executed in connection with the Private Placement, dated as of May 22, 2008, required that NxStage appoint one individual nominated by OrbiMed to NxStage’s Board of Directors upon the earlier of the second closing of the Private Placement or 60 days after the first closing of the Private Placement. The appointment of Mr. Silverstein to NxStage’s Board satisfies this requirement.

Item 8.01 Other Events.
Additional Information about the Private Placement and Where to Find It
A special meeting of NxStage stockholders will be held on Thursday, July 31, 2008 to obtain stockholder approval for the second closing of the Private Placement in NxStage. This communication may be deemed to be solicitation material regarding such stockholder approval. In connection with the Private Placement and required stockholder approval, NxStage filed with the SEC a definitive proxy statement on July 8, 2008. This proxy statement was mailed to NxStage’s stockholders on or about July 9, 2008. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT NXSTAGE AND THE PRIVATE PLACEMENT. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC at the SEC’s website at www.sec.gov, at NxStage’s website at www.nxstage.com or by writing to NxStage Medical, Inc., 439 S. Union St., 5th Floor, Lawrence, Massachusetts 01843, Attention: Investor Relations.
Participants in the Solicitation
NxStage, its directors and the affiliates of its directors may be deemed to be participants in the solicitation of proxies with respect to the Private Placement. A description of the interests in NxStage of its directors, officers and such affiliates is set forth in NxStage’s proxy statement for its 2008 annual meeting of stockholders, filed with the SEC on April 29, 2008, and is included in the definitive proxy statement relating to the Private Placement and required stockholder approval filed with the SEC on July 8, 2008. These documents are available free of charge as described above.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

NxStage Medical, Inc.
Date: July 23, 2008	By:	/s/ Jeffrey H. Burbank
Jeffrey H. Burbank
President & Chief Executive Officer

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